Exhibit 10.7

                                 PROMISSORY NOTE

$1,000,000.00                                               Chickasha, Oklahoma
                                                                    May 8, 1996

MAKER:                                      LENDER:

Tower Tech, Inc.                            Electrical Constructors
Post Office Box 1838                        Maturity Date:  May 8, 1999
Chickasha, OK  73023                        Amount of Note:  $1,000,000.00


FOR VALUE RECEIVED, the undersigned Maker, agrees to the terms of this Note and promises to pay to the order of Lender named below the Amount of Note together with interest until Maturity at the per annum interest rate stated below.

PAYMENT TERMS. Principal due in full at maturity. Partial payments can be made after May 8, 1997, without penalty prior to maturity. Simple interest due quarterly. Beginning interest rate shall be 11.25% per annum through June 1, 1996, on the unpaid principal amount. Interest rate thereafter shall be determined and adjusted if required, on the first day of each quarter, beginning June 1, 1996, and calculated to be at the rate of New York Prime plus 3% as published in The Wall Street Journal on said date or first date of publication after said date. Interest rate shall not be less than 10%.

WAIVERS. All parties liable for payment hereunder shall be regarded as a principal and agree that any party hereto with approval of holder may from time to time renew this Note or consent to one or more extensions or deferrals of Maturity Date for any term or terms and shall be liable in same manner as on original note. All parties liable for payment hereunder waive presentment, notice of dishonor and protest and consent to partial payments, substitutions or release of collateral and to addition or release of any party or guarantor.

COLLATERAL. This Note and obligation of Maker to Lender, and all renewals or extensions thereof, are secured by a first lien and Right of Assignment on U.S. Patent Number 5,227,095 for MODULAR COOLING TOWER, filed July 13, 1993, and on U.S. Patent Number 5,152,458 for AUTOMATICALLY ADJUSTABLE FLUID DISTRIBUTOR filed November 5, 1991 and on U.S. Patent Application Serial No. 08/352,023 for INDUSTRIAL COOLING TOWER and any subsequently issued Patent from said application. Notice of Lien and Right of Assignment shall be properly filed by Maker with the U.S. Patent and Trademark Office.

EVENTS OF DEFAULT. At option of Lender, the unpaid balance of this Note and all other obligations of Maker to holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) Any payment required by this Note is not made when due. (b) Maker becomes insolvent or admits in writing its inability to pay its debts as they become due; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of Maker and is not dismissed within ninety (90) days.

RIGHT OF ASSIGNMENT. At the option of Lender, in the event of default and upon written notice to Maker that an occurrence of default has occurred, the Lender shall receive an immediate assignment of all right, title and interest to the patents specified as collateral. Lender agrees that Maker shall be entitled to a non-exclusive royalty-free license of the subject patents for a period of one year from the maturity date together with any renewals or extensions thereof. During this license period, the Maker is entitled to redeem the assignment and receive all right, title and interest in the subject patents upon payment in full of all principal and interest accrued. In the event of default due to insolvency or bankruptcy, Maker agrees that Lender may during the one-year license period, license said patent technology to third parties under reasonable commercial terms. Upon redemption of assignment by Maker, Maker shall receive credit, less Lender's expenses, for license fees received and shall assume third party agreement as Licensor. Interest shall accrue from the effective date of loan funding until payment in full of the entire principal.

GENERAL AUTHORITY and REMEDY. Maker hereby irrevocably appoints Lender and any partner or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, in the name of the Maker or its own name, for the sole use and benefit of Lender, but at Maker's expense, at any time after an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Right of Assignment and, without limiting the foregoing, Maker hereby gives Lender the power and right on its behalf, upon notice to Maker to sell, transfer, assign or otherwise deal in or with the subject patents, as fully and effectually as if Lender were the absolute owner thereof. Upon payment in full of this Note, the Right of Assignment and Power of Substitution shall expire.

COLLECTION COSTS. Upon default all parties liable for payment hereunder agree to pay reasonable costs of collection, including reasonable attorney's fees.

LENDER                                 MAKER

Electrical Constructors                Tower Tech, Inc., an Oklahoma corporation
Post Office Box 2178                   Post Office Box 1838
Columbus, Ohio  43216                  Chickasha, OK  73023


ss/  JAMES ELLIOTT                     ss/  HAROLD CURTIS
----------------------                 --------------------------
James Elliott, Partner                 Harold Curtis, Chief Executive Officer


ATTEST                                 ATTEST:


ss/  DONALD HAYES                     ss/  LANA MORGAN
---------------------                 ---------------------------
Witness                               Lana Morgan, Corporate Secretary